                                                Registration No.


                                   SECURITIES AND EXCHANGE COMMISSION
                                         Washington, D.C.  20549



                                                FORM S-8
                                         REGISTRATION STATEMENT
                                    UNDER THE SECURITIES ACT OF 1933



                                       GENOVESE DRUG STORES, INC.
                         (Exact name of registrant as specified in its charter)

                Delaware                         11-1556812
       (State or other jurisdiction of      (I.R.S. Employer
        incorporation or organization)      Identification No.)

                         80 Marcus Drive
                    Melville, New York  11747
    (Address of principal executive offices including zip code)


                          GENOVESE DRUG STORES, INC. 1984 EMPLOYEE STOCK OPTION
                                   AND STOCK APPRECIATION RIGHTS PLAN
                                        (Full title of the plan)


                                             DONALD W. GROSS
                                                Secretary
                                       Genovese Drug Stores, Inc.
                                             80 Marcus Drive
                                        Melville, New York  11747
                                 (Name and address of agent for service)

                                             (516) 420-1900
   (Telephone number, including area code, of agent for service)

                                     CALCULATION OF REGISTRATION FEE



Title of        Amount      Proposed   Proposed      Amount of
securities      to be       maximum    maximum       registration
to be           registered  offering   aggregate     fee
registered                  price per  offering
                            share      price

Class A         595,320     $11.75(2)  $6,995,010(2) $2,412.07
Common Stock,   shares(1)
par value
$1.00 per
share

(1) Such additional indeterminable number of shares of Class A Common Stock is hereby registered as may be required by reason of the anti-dilution provisions of the Genovese Drug Stores, Inc. 1984 Employee Stock Option and Stock
        Appreciation Rights Plan.

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the Class A Common Stock on the American Stock Exchange on July 28, 1994.

                                                 Part II


ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents heretofore filed by Genovese Drug Stores, Inc. (the "Company") with the Securities and Exchange
Commission are incorporated herein by reference:

           (1) Annual Report of the Company on Form 10-K for the fiscal year ended January 28, 1994;

           (2) Quarterly Report on Form 10-Q for the fiscal quarter ended April 28, 1994; and

           (3) The description of the Company's Class A Common Stock, par value $1.00 per share, contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendments and reports filed for the purpose of updating that description.

           All documents that shall be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Genovese Drug Stores, Inc. 1984 Employee Stock Option and Stock Appreciation Rights Plan (the "Plan") have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Gene L. Wexler, Vice President and General Counsel of the Company, who is opining as to the validity of the securities being registered herewith, received on March 8, 1994 a grant of 5,000 options being registered in connection with this registration statement.


ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           A director or officer of the Company, whether or not then in office, or a person whose testator or intestate was such a director or officer, shall be indemnified by the Company for the defense of, or in connection with, civil or criminal actions or proceedings, or appeals therein, in accordance with, and to the fullest extent permitted by, the provisions of the General Corporation Law of the State of Delaware, as it may from time to time be amended, except in cases where it is determined that said director, officer, employee or agent was guilty of gross negligence in the performance of his or her duty to the Company or its stockholders.

           A director or officer of any wholly-owned subsidiary of the Company, whether or not then in office, or a person whose testator or intestate was such a director or officer shall also be indemnified by the Company for the defense of, or in connection with, civil or criminal actions or proceedings, or appeals therein, in accordance with, and to the fullest extent permitted by, the provisions of the General Corporation Law of the State of Delaware, as it may from time to time be amended, except in cases where it is determined that said director, officer, employee or agent was guilty of gross negligence in the performance of his or her duty to the Company or its stockholders.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the
      foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 8.          EXHIBITS.

            4(a) Certificate of Incorporation of the Company (filed as Exhibit 4, pages 4-1 - 4-4, to the Company's Registration Statement No. 33-20284 on Form S-8 and incorporated herein by reference)

             (b) By-Laws of the Company, as amended (filed as Exhibit 4(b) to the Company's Registration Statement No. 33-53529 on Form S-8 and incorporated herein by reference)

             (c) Genovese Drug Stores, Inc. 1984 Employee Stock Option and Stock Appreciation Rights Plan, as amended

            5             Opinion of Counsel

           23(a)          Consent of Independent Auditors

             (b)          Consent of Counsel (included in Exhibit 5)

           24             Powers of Attorney

ITEM 9.          UNDERTAKINGS

           (a)  The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities
Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                               SIGNATURES

                 PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO
BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING THIS
REGISTRATION STATEMENT ON FORM S-8 AND HAS DULY CAUSED THIS
REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE
UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MELVILLE,
STATE OF NEW YORK, ON THIS 29TH DAY OF JULY, 1994.

                          GENOVESE DRUG STORES, INC.



                          By: /s/ Leonard Genovese
                              Chairman of the Board
                              and President

           PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF
1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE
FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

       Signature               Title                Date


*Leonard Genovese              Chairman of       July 29, 1994
 Leonard Genovese              the Board,
                               President
                               and Director
                               (Principal
                               Executive
                               Officer)

*Herbert J. Kett               Vice Chairman     July 29, 1994
 Herbert J. Kett               and Director

*Allan Patrick                 Executive Vice    July 29, 1994
 Allan Patrick                 President and
                               Director


*Jerome Stengel                Vice President    July 29, 1994
 Jerome Stengel                and Treasurer
                               (Principal
                               Financial and
                               Accounting
                               Officer)

*Frances Genovese Wangberg     Director          July 29, 1994
 Frances Genovese Wangberg

*William J. McKenna            Director          July 29, 1994
 William J. McKenna

*Charles Hayward               Director          July 29, 1994
 Charles Hayward

*Abraham Allen                 Director          July 29, 1994
 Abraham Allen

*Thomas M. Cooney              Director          July 29, 1994
 Thomas M. Cooney

* This registration statement has been signed on behalf of the above-named directors and officers of the Company by Leonard Genovese, Chairman of the Board and President of the Company, as attorney-in-fact pursuant to powers of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this registration statement.


DATED:  July 29, 1994           By:/s/ Leonard Genovese
                                   Attorney-in-Fact

                                              EXHIBIT INDEX




                                                  Page Number
Exhibit                                         in Sequentially
Number            Exhibit Description            Numbered Copy


4(a)       Certificate of Incorporation of the
           Company (filed as Exhibit 4, pages
           4-1 - 4-4, to the Company's Registration
           Statement No. 33-20284 on Form S-8 and
           incorporated herein by reference)

4(b)       By-Laws of the Company, as amended
           (filed as Exhibit 4(b) to the Company's
           Registration Statement No. 33-53529
           on Form S-8 and incorporated herein
           by reference)

4(c)       Genovese Drug Stores, Inc. 1984
           Employee Stock Option and Stock
           Appreciation Rights Plan, as
           amended

5          Opinion of Counsel

23(a)      Consent of Independent Auditors

23(b)      Consent of Counsel (included
           in Exhibit 5)

24         Powers of Attorney